Exhibit 1

October 13, 2021

NOTICE OF REDEMPTION OF WARRANTS

(CUSIP 47103N 114)

Dear Warrant Holder,

Janus International Group, Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on November 12, 2021 (the “Redemption Date”), all of the Company’s outstanding warrants (the “Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) for a redemption price of $0.10 per Warrant (the “Redemption Price”), that were issued under the Warrant Agreement, dated as of June 7, 2021 (the “June Warrant Agreement”), by and between the Company (f/k/a Juniper Industrial Holdings, Inc.) and Continental Stock Transfer & Trust Company (the “Warrant Agent”) and the Warrant Agreement, dated as of July 15, 2021 (the “July Warrant Agreement” and, together with the June Warrant Agreement, the “Warrant Agreements”), by and between the Company and the Warrant Agent. As described in further detail below, following delivery of this notice of redemption, all Warrants may be exercised either for cash, or on a cashless basis, as further described below. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Warrants in “street name.”

The Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbol “JBI WS” and the Common Stock is listed on the NYSE under the symbol “JBI.” On October 12, 2021, the last reported sale price of the Warrants was $3.25 and the last reported sale price of the Common Stock was $11.87.

We understand from the NYSE that November 11, 2021, the trading day prior to the Redemption Date, will be the last day on which the Warrants will be traded on the NYSE.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Warrant holders to exercise their Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Warrants will have no rights with respect to those warrants, except to receive the Redemption Price. We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Warrants for exercise.

The Company is exercising this right to redeem the Warrants pursuant to Section 6 of the Warrant Agreements. Pursuant to Section 6.2 of the Warrant Agreements, the Company has the right to redeem all of the outstanding Warrants if the last sale price of the Common Stock has been at least $10.00 per share on the trading day prior to the date on which a notice of redemption is given. The last reported sale price of the Common Stock on October 12, 2021, the trading day prior to the date on which this notice of redemption is being given, was at least $10.00 per share.

EXERCISE PROCEDURES

Warrant holders have until immediately prior to 5:00 p.m. New York City time on the Redemption Date to exercise their Warrants to purchase shares of Common Stock. Warrants may be exercised for cash at the Cash Exercise Price pursuant to Section 3.3.1(a) of the Warrant Agreements, or pursuant to the make-whole exercise provisions pursuant to (x) Sections 3.3.1(c) and 6.2 of the June Warrant Agreement and (y) Sections 3.3.1(d) and 6.2 of the July Warrant Agreement (each, a “Make-Whole Exercise”) or as otherwise described for certain holders on a “cashless” basis.

Cash Exercise: Subject to the terms below and prior to the delivery of this notice of redemption, a Warrant entitles the holder thereof to purchase one share of Common Stock at a cash price of $11.50 per Warrant exercised (the “Cash Exercise Price”). Payment of the Cash Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Cashless Exercise: If exercising on a “cashless basis” as a Make-Whole Exercise, a holder exercising a Warrant will surrender Warrants for a certain number of shares of Common Stock as determined in the applicable Warrant Agreement. Accordingly, by virtue of the cashless Make-Whole Exercise of the Warrants, exercising warrant holders will receive 0.3 of a share of Common Stock for each Warrant surrendered for exercise.

The number of shares that each exercising warrant holder will receive by virtue of the Make-Whole Exercise was calculated in accordance with the provisions of Section 6.2 of the Warrant Agreements as set forth in the Election to Purchase (a form of which is attached as Annex A hereto) (the “Election to Purchase”). If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares of Common Stock the holder will be entitled to receive will be rounded down to the nearest whole number of shares of Common Stock.

Certain Permitted Transferees of Private Warrants (each as defined in the July Warrant Agreement) may also elect to exercise their Private Warrants in accordance with Section 3.3.1(c) of the July Warrant Agreement, as further described in the Election to Purchase.

Those who hold their Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Warrants may exercise their Warrants by sending a fully and properly completed Election to Purchase, duly executed and indicating, among of things, the number of Warrants being exercised to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Telephone: (212) 509-4000

The method of delivery of the Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The fully and properly completed Election to Purchase and, if the applicable Warrants are exercised for cash, payment in full of the Cash Exercise Price, must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase before such time will result in such holder’s Warrants being redeemed and not exercised.

WARRANTS HELD IN STREET NAME

For holders of Warrants who hold their Warrants in “street name,” provided that a Notice of Guaranteed Delivery is received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date, broker-dealers shall have two NYSE trading days from the Redemption Date, or 5:00 p.m. New York City time on November 12, 2021, to deliver the Warrants to the Warrant Agent. Any such Warrant received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed will be deemed to have been delivered for redemption (at the Redemption Price of $0.10 per Warrant), and not for exercise.

PROSPECTUS

A prospectus (and the supplements thereto) covering the Common Stock issuable upon the exercise of the Warrants is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-257731) (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus (and the supplements thereto). The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our investor relations website at https://ir.janusintl.com/.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Warrants.

Any questions you may have about redemption and exercising your Warrants may be directed to the Warrant Agent, Continental Stock Transfer & Trust, at its address and telephone number set forth above or to Morrow Sodali LLC at:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: JBI@info.morrowsodali.com

Sincerely,
JANUS INTERNATIONAL GROUP, INC.

/s/ Scott Sannes
Scott Sannes
Chief Financial Officer

ANNEX A

JANUS INTERNATIONAL GROUP, INC.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The Warrants to purchase shares of Common Stock were called for redemption by the Company in the Notice of Redemption dated October 13, 2021 (the “Redemption Notice”) pursuant to Section 6.2 of the Warrant Agreements. Pursuant to the terms of the Warrant Agreements, each whole Warrant is exercisable for one fully paid and non-assessable share of Common Stock. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the redemption date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Redemption Notice.

The undersigned is the holder of                      Warrants of the Company and hereby irrevocably elects to exercise the right to receive the number of shares of Common Stock as set forth below and herewith tenders payment for such shares of Common Stock, to the order of the Company, in accordance with the terms of the applicable Warrant Agreement, pursuant to (choose one of the following):

CHECK ONE BOX BELOW AND COMPLETE THE CORRESPONDING PARAGRAPH:

Cash Exercise

☐ Section 3.3.1(a): in lawful money of the United States, in good certified check or good bank draft payable to the Warrant Agent or by wire transfer of immediately available funds in the amount calculated as follows:

a.                      is the number of shares of Common Stock underlying the Warrants the undersigned is exercising pursuant to Section 3.3.1(a).

b. $                     is the aggregate Cash Exercise Price representing the product of the number of shares underlying the Warrants being exercised pursuant to Section 3.3.1(a) as represented above in “a.” multiplied by the $11.50 per share Cash Exercise Price.

Cashless Exercise (all Warrants)

☐ Section 3.3.1(c) of the June Warrant Agreement / 3.3.1(d) of the July Warrant Agreement (with respect to Private Warrants): as a “Make-Whole Exercise” on a “cashless basis” calculated as follows:

c.                      is the number of shares of Common Stock underlying the Warrants the undersigned is exercising pursuant to Section 3.3.1(c) of the June Warrant Agreement / Section 3.3.1(d) of the July Warrant Agreement (with respect to Private Warrants).

d. 55 is the number of months from the Redemption Date to the expiration date of the Warrants.

e. $12.48 is the “Fair Market Value” as calculated pursuant to Sections 3.3.1 and 6.2 of the Warrant Agreements. The Fair Market Value is the average last sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to October 13, 2021, which is the date on which this notice is being given to the holders of the Warrants. The calculations are set forth in Schedule A hereto.

f. 0.3 is the ratio obtained using the values obtained in “d.” and “e.” by reference to the table set forth in Section 6.2 of the Warrant Agreement.

g. $                     is the number of shares of Common Stock issued on exercise of the Warrants pursuant to Sections 3.3.1(c) and 6.2 of the June Warrant Agreement / Sections 3.3.1(d) and 6.2 of the July Warrant Agreement (with respect to Private Warrants only) (i.e., “f” multiplied by “c.”).

Cashless Exercise (Permitted Transferees of Private Warrants Only)

h.                      is the number of shares of Common Stock underlying the Private Warrants held by the undersigned Permitted Transferees (as defined in the July Warrant Agreement) that the the undersigned is exercising pursuant to Section 3.3.1(c) of the July Warrant Agreement.

i. $                     is the fair market value calculated by the undersigned Permitted Transferees holding the Private Warrants pursuant to Section 3.3.1(c) of the July Warrant Agreement. Solely for purposes of calculation pursuant to such provision, the Fair Market Value is the average last sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which this notice of exercise of the Private Warrant is being sent to the Warrant Agent. The calculation is set forth on Schedule B hereto.

j.                      is the product of the number of shares underlying the Private Warrants being exercised pursuant to Section 3.3.1(c) of the July Warrant Agreement multiplied by the excess of the “Sponsor Fair Market Value” over $11.50 (i.e., “h.” x (“i.”—$11.50))

k.                      is the number of shares of Common Stock issued on exercise of the Private Warrants pursuant to Section 3.3.1(c) of the July Warrant Agreement (i.e., “j” divided by “i.”)

[Signature Page Follows]

(Date of Exercise)

(Name of Investor)

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 (OR ANY SUCCESSOR RULE)) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule A

$12.49	last reported sale price of the Common Stock on October 8, 2021 (3 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.63	last reported sale price of the Common Stock on October 7, 2021 (4 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.39	last reported sale price of the Common Stock on October 6, 2021 (5 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.11	last reported sale price of the Common Stock on October 5, 2021 (6 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.05	last reported sale price of the Common Stock on October 4, 2021 (7 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.37	last reported sale price of the Common Stock on October 1, 2021 (8 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.24	last reported sale price of the Common Stock on September 30, 2021 (9 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.68	last reported sale price of the Common Stock on September 29, 2021 (10 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.81	last reported sale price of the Common Stock on September 28, 2021 (11 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$13.01	last reported sale price of the Common Stock on September 27, 2021 (12 trading days prior to October 13, 2021, the date on which the notice of redemption is sent to the holders of the Warrants)

$12.48	AVERAGE OF THE TEN NUMBERS ABOVE = “FAIR MARKET VALUE”

Schedule B

$	last reported sale price of the Common Stock on , 2021 (3 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (4 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (5 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (6 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (7 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (8 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (9 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (10 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (11 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	last reported sale price of the Common Stock on , 2021 (12 trading days prior to the date on which the letter is delivered to Continental Stock Transfer & Trust Company)

$	AVERAGE OF THE TEN NUMBERS ABOVE = “FAIR MARKET VALUE” solely for purposes of calculations by Permitted Transferees pursuant to Section 3.3.1(c) of the July Warrant Agreement.